Exhibit 99.1
SLMC Finance Corporation
4716 Old Gettysburg Road
Mechanicsburg, PA 17055
November 12, 2007
CORA Health Services, Inc.
1110 Shawnee Road
Box 150
Lima, OH 45802-0150
Attention: Brad C. Roush
   Re: Termination of Agreement and Plan of Merger
Ladies and Gentlemen:
     Reference is made to the Agreement and Plan of Merger, dated as of October 1, 2007 (the “Merger Agreement”), by and between Select Medical Corporation, a Delaware corporation (“Guarantor”), SLMC Finance Corporation, a Delaware corporation (“Parent”), Cedar Cliff Acquisition Corporation, a Delaware corporation (“Merger Sub”), CORA Health Services, Inc., a Delaware corporation (the “Company”) and Brad C. Roush, as Stockholders’ Agent (the “Stockholders’ Agent”). Each term utilized herein but not otherwise defined herein shall have the meaning given to such term in the Merger Agreement. As used herein, the term “Buyer Parties” shall mean Guarantor, Parent and Merger Sub and the term “Seller Parties” shall mean the Company and the Stockholders’ Agent, in his capacity as such.
     Pursuant to Section 8.1(a) of the Merger Agreement, Parent and the Company hereby terminate the Merger Agreement effective immediately.
     Each Buyer Party acknowledges and agrees in accordance with Section 8.3 of the Merger Agreement that no Seller Party shall have any liability or further obligation to any Buyer Party under the Merger Agreement, and each Buyer Party hereby releases each Seller Party and its Affiliates from any claims that in any way arise from or out of, are based upon, or are in connection with or relate to the Merger Agreement or the transactions contemplated thereby.
     Each Seller Party acknowledges and agrees in accordance with Section 8.3 of the Merger Agreement that no Buyer Party shall have any liability or further obligation to any Seller Party under the Merger Agreement, and each Seller Party hereby releases each Buyer Party and its Affiliates from any claims that in any way arise from or out of, are based upon, or are in connection with or relate to the Merger Agreement or the transactions contemplated thereby.
     The foregoing notwithstanding, the Buyer Parties acknowledge that the provisions of that certain Confidentiality Agreement by and between Guarantor and the Company, dated September 26, 2006, shall continue in full force and effect in accordance with the terms thereof. Further, notwithstanding anything to the contrary contained in Section 8.4 of the Merger Agreement or the Confidentiality Agreement, Buyer Parties agree to return to the Company, at Buyer Parties’ expense, or to destroy, any and all agreements, documents, contracts, instruments, books, records, materials and other information (in any format) regarding the Company or any Company Subsidiary provided to Seller Parties or their representatives in connection with the transactions contemplated by the Merger Agreement, together with

CORA Health Services, Inc.
November 12, 2007

all materials concerning Seller Parties which were derived or developed by Buyer Parties from material obtained from Seller Parties or their representatives, or which contain notes or other work product of Buyer Parties concerning Seller Parties. Within 30 days of this letter, Guarantor shall, by delivery of a certificate of a duly authorized officer of Guarantor, certify the completion of such return and/or destruction. Further, Buyer Parties shall cause Dechert LLP, counsel to Buyer Parties, to return promptly to the Company or Shumaker, Loop & Kendrick LLP, counsel to the Seller Parties, all original stock certificates of the Company in its possession tendered by the stockholders of the Company, together with any and all assignments separate from certificates relating to such stock certificates, which certificates and assignments were delivered to such counsel to be held in trust by it pending the closing of the merger contemplated by the Merger Agreement.
     This Letter Agreement may be executed and delivered (including by facsimile or electronic pdf transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     This letter shall constitute a legally binding agreement of the undersigned.

Sincerely yours,
SLMC FINANCE CORPORATION
By:	/s/ Scott A. Romberger
	Name:	Scott A. Romberger
	Title:	President

SELECT MEDICAL CORPORATION
By:	/s/ Scott A. Romberger
	Name:	Scott A. Romberger
	Title:	Senior Vice President

CEDAR CLIFF ACQUISITION CORPORATION
By:	/s/ Scott A. Romberger
	Name:	Scott A. Romberger
	Title:	President

CORA Health Services, Inc.
November 12, 2007

Acknowledged and Agreed:

CORA HEALTH SERVICES, INC.

By:	/s/ Dennis R. Smith

	Name:	Dennis R. Smith
	Title:	President

/s/ Brad C. Roush

Brad C. Roush, as Stockholders’ Agent

cc:	Shumaker, Loop & Kendrick LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, FL 33602-51528
Attention: Gregory C. Yadley

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attention: Carmen J. Romano
[Signature Page for Select/CORA Termination Letter]